EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.333-69175 on Form S-8.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Jacksonville, Florida
March 16, 2001